Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.

Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statement No. 333-198727 on Form S-8 of HC2 Holdings, Inc. of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Bethesda, Maryland

March 16, 2015